Item 4.   Changes in Registrant's Certifying Accountant

     a. Ernst & Young LLP was previously the principal auditors for the Unimar Company. On November 15, 1995, that firm's appointment as principal auditors was terminated and KPMG Peat Marwick LLP was engaged as principal auditors. The decision to change auditors was approved by the Unimar Company's Management Board.

     b. In connection with the audits of each of the two years ended December 31, 1994, and in the subsequent interim period through November 15, 1995, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     c. The audit reports of Ernst & Young LLP on the consolidated financial statements of the Unimar Company and subsidiaries as of and for the years ended December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Ernst & Young LLP is attached as Exhibit (16)-1.

Item 7.   Financial Statements and Exhibits

          Attached hereto as Exhibit (16)-1 is a letter from Ernst & Young LLP to the Securities and Exchange Commission, dated November 15, 1995.

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNIMAR COMPANY




                                  By:  /S/  GEORGE W. BERKO
                                      George W. Berko
                                      Member of the Management
                                      Board
                                      (principal financial officer
                                      and the officer duly
                                      authorized to sign on behalf
                                      of the registrant.)


DATE:  November 15, 1995